UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2013

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CEO and Entry into Transition Services and General Release Agreement

On July 25, 2013, James R. Bolch notified Exide Technologies (the "Company") of his resignation as President and Chief Executive Officer and a member of the Board of Directors, effective as of July 31, 2013.

On July 25, 2013, the Company and Mr. Bolch entered into a Transition Services and General Release Agreement (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Bolch will serve as a consultant to the Company from August 1, 2013 until November 29, 2013 and has agreed to a general release of claims, including any rights or claims that Mr. Bolch may have under his employment agreement with the Company dated as of June 10, 2010 (the "Prior Agreement"). Further, pursuant to the Transition Agreement, Mr. Bolch has agreed that certain provisions contained in the Prior Agreement are reaffirmed and shall continue as follows: (i) Sections 9(c) and 9(d) of the Prior Agreement, relating to non-competition and non-solicitation of employees, respectively, are reaffirmed and shall continue until November 29, 2013, (ii) Section 9(e) of the Prior Agreement, relating to customer non-solicitation, is reaffirmed and shall continue until July 31, 2014 and (iii) all other provisions in Section 9 of the Prior Agreement shall continue as contemplated in the Prior Agreement. In connection with the Transition Agreement, the Company will pay Mr. Bolch an aggregate of $300,000 payable in four equal monthly installments of $75,000 and provide him, with continuing contributions by the Company, medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Transition Agreement has been submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") for approval and is expected to be heard by the Court at an August 15, 2013 hearing.

Appointment of CEO and CRO

On July 25, 2013, the Board of Directors of the Company (the "Board"), effective as of August 1, 2013, appointed Robert M. Caruso, 50, of Alvarez & Marsal North America, LLC ("A&M"), President and Chief Executive Officer of the Company ("CEO") and simultaneously Mr. Caruso will cease serving as Chief Restructuring Officer of the Company ("CRO"). Mr. Caruso has been a Managing Director with A&M since August, 2006 and specializes in advising management teams, boards, lenders and other stakeholders to companies engaged in financial or operational restructurings. His areas of expertise include advising on financial and operational restructuring strategies; business plans and related financial projections; cost cutting and revenue enhancement strategies; liquidity management; sizing, structuring and raising DIP and other financing; preparing and operating companies through a Chapter 11 process; supplier management; and asset dispositions and wind-downs.

Also on July 25, 2013, the Board, effective as of August 1, 2013, appointed Ed Mosley, 36, of A&M, as CRO. Mr. Mosley has been Senior Director with A&M since September 2008. From 2006 until September 2008, he was Vice President of Restructuring at Home Interiors & Gifts, Inc. in Carrollton, Texas. He has a diverse background in financial restructuring, operational restructuring, investment banking and finance, and operational experience. His primary areas of concentration are valuation, financial modeling, due diligence, bankruptcy, finance and creditor negotiation. With more than nine years of restructuring experience, Mr. Mosley is an experienced advisor to secured creditors, unsecured creditors, and companies in distressed and bankruptcy situations. Mr. Mosley has worked with clients across various industries, including manufacturing, transportation, automotive, retail, industrial construction, telecommunications, healthcare and direct selling. He also spent three years serving as interim management of a $400 million direct-selling company in a turnaround situation for a private equity sponsor.

On July 25, 2013, the Company entered into a letter agreement (the "Letter Agreement") to amend that certain engagement letter agreement dated as of June 9, 2013 by and between A&M and the Company (the "Original Agreement"), pursuant to which the Company has agreed to pay A&M for the services of Mr. Caruso, as President and CEO, a monthly billing rate of $130,000 and Mr. Mosley, as CRO, a monthly billing rate of $120,000, each payable in advance. A copy of the Letter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Original Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Company previously submitted the Original Agreement and intends to submit the Letter Agreement to the Court for approval at a future date.

Annual Incentive Plan and Key Employee Incentive Plan

On July 25, 2013, the Board approved the adoption of an Annual Incentive Plan ("AIP") in which the Company’s named executive officers will participate, which supercedes and replaces the AIP descried in that certainForm 8-K filed by the Company on April 1, 2013. AIP payouts for named executive officers will be determined based on attainment of corporate metrics consisting of 70% based on corporate consolidated EBITDA (excluding proceeds from divestitures) and 30% based on corporate consolidated free cash flow (excluding restructuring costs). The corporate consolidated EBITDA metrics under the AIP are as follows: threshold - $99.2 million; target - $124.0 million; and maximum - $148.8 million. The corporate consolidated free cash flow metrics under the AIP are as follows: threshold - negative $110 million; target – negative $70 million; and maximum – negative $30 million. Payouts under the AIP will be determined by performance against these metrics as follows: 50% of target amount for achievement of threshold level with respect to a given metric (below which no payment will be due in respect of the relevant metric), 100% of target amount for achievement of target level with respect to a given metric and 150% of target amount for achievement of maximum level with respect to a given metric. No payout under the AIP will be made if the Company’s consolidated EBITDA is below $77.8 million. Unpaid awards will be forfeited upon a termination by the Company for cause or due to poor performance and upon a voluntary termination by a participant. Prorated awards will be paid in the event of certain involuntary terminations, and awards will be paid at target levels upon the death of a participant. The target AIP amounts for the Company’s named executive officers are as follows: Phillip A. Damaska, Executive Vice President and Chief Financial Officer: $261,000; Barbara A. Hatcher, Executive Vice President - General Counsel: $193,000; and Michael Ostermann, Executive Vice President and President - Exide Europe: $318,000.

On July 25, 2013, the Board approved the adoption of a Key Employee Incentive Plan ("KEIP") in which named executive officers will participate. KEIP payouts will be determined based on attainment of metrics consisting of 70% based on trailing twelve-month consolidated EBITDA at the time of emergence from Chapter 11 reorganization (excluding proceeds from divestitures) and 30% based on trailing twelve-month consolidated cash flow EBITDA at the time of emergence from Chapter 11 reorganization (excluding restructuring costs). The trailing twelve-month consolidated EBITDA metrics under the KEIP are as follows: threshold - $134 million; target - $158 million; and maximum - $182 million. The trailing twelve-month consolidated free cash flow metrics under the KEIP are as follows: threshold - $92 million; target – $108 million; and maximum – $124 million. Payouts under the KEIP will be determined by performance against these metrics as follows: 50% of target amount for achievement of threshold level with respect to a given metric (below which no payment will be due in respect of the relevant metric), 100% of target amount for achievement of target level with respect to a given metric and 125% of target amount for achievement of maximum level with respect to a given metric. Unpaid awards will be forfeited upon a termination by the Company for cause or due to poor performance and upon a voluntary termination by a participant. Prorated awards will be paid in the event of certain involuntary terminations, and awards will be paid at target levels upon termination of employment due to a sale or divestiture. The target KEIP amounts for the Company’s named executive officers are as follows: Phillip A. Damaska, Executive Vice President and Chief Financial Officer: $504,600; Barbara A. Hatcher, Executive Vice President - General Counsel: $385,632; and Michael Ostermann, Executive Vice President and President - Exide Europe: $542,890.

Each of the AIP and KEIP has been submitted to the Court for approval and is expected to be heard by the Court at an August 15, 2013 hearing.

Item 8.01 Other Events.

On July 26, 2013, the Company issued a press release relating to the changes in management as outlined above. This press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Transition Services and General Release Agreement dated July 25, 2013 by and between James R. Bolch and Exide Technologies

10.2 Letter Agreement dated July 25, 2013 by and between Alvarez & Marsal North America, LLC and Exide Technologies

10.3 Engagement Letter Agreement dated June 9, 2013 by and between Alvarez & Marsal North America, LLC and Exide Technologies

99.1 Press release dated July 26, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

July 26, 2013	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Transition Services and General Release Agreement dated July 25, 2013 by and between James R. Bolch and Exide Technologies
10.2	Letter Agreement dated July 25, 2013 by and between Alvarez & Marsal North America, LLC and Exide Technologies
10.3	Engagement Letter Agreement dated June 9, 2013 by and between Alvarez & Marsal North America, LLC and Exide Technologies
99.1	Press release dated July 26, 2013